Exhibit 3.1

GENCO SHIPPING & TRADING LIMITED

AMENDED AND RESTATED BY-LAWS

AS ADOPTED MARCH 24, 2010

ARTICLE I
OFFICES

The principal place of business of GENCO SHIPPING & TRADING LIMITED (herein sometime the “Corporation”) shall be at such place or places as the Directors shall from time to time determine.  The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1   Annual Meeting:  The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.  The Chairman of the board or, in the Chairman’s absence, another person designated by the board shall act as Chairman of all annual meetings of shareholders.

Section 2   Nature of Business at Annual Meetings of Shareholders:  No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 2 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

To be timely a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the one year anniversary of the immediately preceding annual meeting of shareholders.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder and the name and address of any other beneficial owner on whose behalf the proposal is being made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or any such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of the Corporation, (v) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III Section 3 of these bylaws for such nomination or nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in Section 2 of this Article II, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3   Special Meeting:  A special meeting of shareholders may be called at any time by the Chairman of the Board, the President or the Secretary at the request in writing, or by resolution, of a majority of the board of directors. No other person or persons are permitted to call a special meeting.  No business may be conducted at the special meeting other than business brought before the meeting by the board of directors, the Chairman of the Board or the President. The Chairman of the Board or, in the Chairman’s absence, another person designated by the board shall act as the Chairman of all special meetings of shareholders.  If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 4   Notice of Meetings:  Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, telegraph, cablegram, telex or teleprinter at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.  If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary.  Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof that he did not receive notice of such meeting.

Section 5   Adjournments:  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the meeting is-adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting.  If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

Section 6   Quorum:  At all meetings of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 7   Voting:  If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders.  At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy.  However, no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as it is coupled with an interest sufficient in law of the Marshall Islands to support an irrevocable proxy.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the BCA.  Any action required to permitted to be taken at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 8   Fixing of Record Date:  The Board of Directors may fix a time not more than sixty nor less than fifteen days prior to the date of any meeting of shareholders, or more than sixty days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.  The Board of Directors may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III
DIRECTORS

Section 1   Number:  The affairs, business, and property of the corporation shall be managed by a Board of Directors to consist of such number of directors not less than three, and such number shall be fixed by a majority vote of the entire Board or by the affirmative vote of holders of the majority of the outstanding common stock, from time to time.  The directors, other than those who may be elected by the holders of one or more series of preferred stock voting separately as a class pursuant to the provisions of a resolution of the Board providing for the establishment of any series of preferred stock, shall be divided into three classes:  Class I, Class II and Class III, which shall be as nearly equal in number as possible. The shareholders, acting at a duly constituted meeting thereof, or by unanimous written consent of all shareholders, shall initially designate directors as Class I, Class II or Class III directors.  Should the number of directors be increased, there shall be no classification of the additional directors until the next annual meeting of shareholders or the shareholders have classified such additional directors by unanimous written consent of all shareholders.  The initial term of office of each class of directors shall be as follows: the directors first designated as Class I directors shall serve for a term expiring at the 2006 annual meeting of the shareholders, the directors first designated as Class II directors shall serve for a term expiring at the 2007 annual meeting, and the directors first designated as Class III directors shall serve for a term expiring at the 2008 annual meeting.  At each annual meeting after such initial term, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting.  Each director shall serve his respective term of office until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.  The directors need not be residents of the Marshall Islands or shareholders of the Corporation.  Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2   How Elected:  Except as otherwise provided by law or Section 4 of this Article, the Directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the incorporator) shall be elected at the annual meeting of shareholders.  Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.  Cumulative voting, as defined in Division 7, Section 71(2) of the BCA, shall not be used to elect directors.  Each Director shall be elected to serve until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office.

Section 3   Nomination of Directors:  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholders of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 3 of this Article III and on the record date for the determination of shareholder entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 3 of this Article III.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred fifty (150) days nor more than one-hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 3 of this Article III.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4   Removal:  Any or all of the directors may be removed, with cause by the affirmative vote of holders of 66 2/3% of the issued and outstanding voting shares of the Corporation.  Any director may be removed for cause by action of the Board of Directors upon a majority vote of the members of the Board of Directors then in office.  No director may be removed without cause by either the shareholders or the Board of Directors.  Except as otherwise provided by applicable law, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetence directly affects his ability to serve as a director of the Corporation.

No proposal by a shareholder to remove a director shall be voted upon at a meeting of the shareholders unless such shareholder has given timely notice thereof in proper written form to the Secretary.  To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders.  To be in proper written form, a shareholder’s notice must set forth: (a) a statement of the grounds, if any, on which such director is proposed to be removed, (b) evidence reasonably satisfactory to the Secretary, of such shareholder’s status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder, and (c) a list of the names and addresses of other shareholders of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such shareholder.

No shareholder proposal to remove a director shall be voted upon at an annual meeting of the shareholders unless proposed in accordance with the procedures set forth in Section 4 of this Article III.  If the Chairman of the meeting determines, based on the facts, that a shareholder proposal to remove a director was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these Bylaws, and such defective proposal shall be disregarded.

All of the foregoing provisions of Section 4 of this Article III are subject to the terms of any preferred stock with respect to the directors to be elected solely by the holders of such preferred stock.

Section 5   Vacancies:  Vacancies in the Board of Directors occurring by death, resignation, creation of new directorships, failure of the shareholders to elect the whole Board at any annual election of Directors, or for any other reason, including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, except as otherwise prescribed by law or unless the articles of incorporation provide that such vacancies or newly created directorships shall be filled by vote of the shareholders.  Vacancies occurring by removal of Directors without cause may be filled only by vote of the shareholders.

Section 6   Regular Meetings:  Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting.  Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7   Special Meeting:  Special meetings of the board of directors may, unless otherwise prescribed by law, be called from time to time by the Chairman, the President, or any officer of the Corporation who is also a director.  The President or the Secretary shall call a special meeting of the board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting.  Special meetings of the board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 8   Notice of Special Meeting:    Notice of the special date, time and place of each special meeting of the board of directors shall be given to each director at least forty eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting.  For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice be delivered to such director by mail, next-day delivery courier service, facsimile or electronic mail to such director’s address, telephone number, facsimile number, or electronic mail address, as the case may be, as shown on the Corporation’s records.  Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before of after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 9   Quorum:  A majority of the Directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business.

Section 10     Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 55 of the BCA, by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 11         Voting:  The vote of the majority of the Directors, present in person or by proxy, in communication by e-mail or conference telephone, at a meeting at which a quorum is present shall be the act of the Directors.  Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

Section 12         Compensation of Directors and Members of Committees:  The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to GENCO SHIPPING & TRADING LIMITED.

ARTICLE IV
COMMITTEES

Section 1   Executive Committee and Other Committees:  The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these By-Laws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board of Directors or in a committee thereof, (ii) amend or repeal any By-law or adopt any new By-law, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of directors on the Board of Directors, or (v) remove any Director.  In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the Directors of the Corporation, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided for in these By-Laws, except that only the executive committee may have and exercise the powers of the Board of Directors.  Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.  Vacancies in membership of such committees shall be filled by vote of the Board of Directors.  Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine.  Each committee shall keep a record of its proceedings and report the same to the Board when requested.

ARTICLE V
OFFICERS

Section 1   Number and Designation:  The Board of Directors shall appoint either (a) a Chairman, President, Secretary and Treasurer, or (b) a Managing Director and Secretary.  In addition, the Board of Directors may appoint such other officers as it may deem necessary.  Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors.  Officers of GENCO SHIPPING & TRADING LIMITED shall be natural persons except the secretary may be a corporate entity.  Any two or more offices may be held by the same natural person.

The officers shall be appointed annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board to so appoint any officer, such officer may be appointed at any subsequent meeting of the Board of Directors.  The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors.  The Board of Directors may at any meeting appoint additional officers.  Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of Directors and until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise.  Any officer may be removed by the Board at any time with or without cause.  Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Section 2   Chairman:  In the absence of the Chairman of the board, the President shall be the chief executive officer of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of President, except as specifically limited by appropriate written resolution of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.  The Chairman of the Board shall preside at all meetings of shareholders at which he is present and, if he is a Director, at all meetings of the Directors.

Section 3   Treasurer:  The Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of GENCO SHIPPING & TRADING LIMITED in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him by the Board of Directors, Managing Director or President.

Section 4   Secretary:  The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of GENCO SHIPPING & TRADING LIMITED, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board of Directors, Managing Director or the President.  If the Secretary is a corporation, the duties of the Secretary may be carried out by any duly authorized representative of such corporation.

Section 5   Other Officers:  Officers other than those treated in Section 2 through 4 of this Article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

Section 6   Attorneys-in-Fact:  The Corporation, may appoint an attorney or attorneys-in-fact as shall from time to time be necessary to act for and on behalf of GENCO SHIPPING & TRADING LIMITED in accordance with authority vested by the Board of Directors and which shall be evidenced by resolutions of the Board of Directors or power of attorney duly executed by an Officer or Managing Director of GENCO SHIPPING & TRADING LIMITED as authorized by the Board of Directors.

Section 7   Bond:  The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI
 CERTIFICATES FOR SHARES

Section 1   Form and Issuance:  The shares of GENCO SHIPPING & TRADING LIMITED may be issued in book-entry form or represented by certificates in a form meeting the requirements of law and approved by the Board of Directors.  Certificates shall be registered in the name of the respective owner of shares and shall be signed by the Chairman of the Board, President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.  The Corporation is not authorized to issue any certificate to the order of bearer.

Section 2   Transfer:  The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3   Loss of Stock Certificates:  The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by GENCO SHIPPING & TRADING LIMITED alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII
PROHIBITIONS

Section 1   Unauthorized Acts:  GENCO SHIPPING & TRADING LIMITED will not engage in any business or activity not authorized by the laws of the Republic of the Marshall Islands, or by the laws of any jurisdiction where it may apply for authorization or qualification to conduct business.

ARTICLE VIII
DIVIDENDS

Section 1   Declaration and Form:  Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE IX
INDEMNIFICATION

Section 1   Indemnification:

(a)      The Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding  if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)      The indemnification and advancement or expenses provided by, or granted pursuant to, this Article IX shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and (ii) continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                            (d)  The Corporation may indemnify any person, including any employee or agent of the Corporation, to whom the Corporation is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the BCA or other rights created by (i) a resolution of the shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, common law, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

(e)      The right to indemnification conferred by Section 1(a) or (b) or Section 3(b) of this Article IX shall, and any indemnification extended under Section 1(d) of this Article IX may, be retroactive to events occurring prior to the adoption of this Article IX and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto, to the fullest extent permitted by applicable law.

(f)      Any person entitled to be indemnified as a matter of right pursuant to this Article IX may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought.

Section 2   Insurance:  The Corporation shall have the power to purchase and maintain insurance on behalf of any person whether or not the Corporation would have the power to indemnify such person against such liability by law or under Section 1 of this Article IX.

Section 3   Costs and Expenses:

(a)      The Corporation shall have the power to provide indemnification or the advancement of expenses of a director or officer reasonably incurred in the defense of any action, suit or proceeding referred to in Section 1 of this Article IX, unless a determination is made (i) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he had not met the applicable standards of conduct set forth in Section 1 of this Article IX.

(b)      Notwithstanding the other provisions of this Article IX, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 of this Article IX, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

(c)      Any indemnification under Section 1(a) or (b) of this Article IX (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he had not met the applicable standards of conduct set forth in Sections 1(a) and (b) of this Article IX.

(d)      The right to be indemnified pursuant to this Article IX shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding (including investigations by any governmental or quasi-governmental agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified under this provision. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Article IX may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of the person entitled to be indemnified authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

(e)      Any indemnification under Sections 1(a) or (b) or Section 3(b) of this Article IX or advancement of costs, charges and expenses under Section 3(d) of this Article IX shall be made promptly, and in any event within 60 days, upon the written request of the director or officer, directed to the Secretary of the Corporation. The right to indemnification or advances as granted by Section 3(d) of this Article IX shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 3(d) where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1(a) and (b) of this Article IX, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1(a) or (b) of this Article IX, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4   Interpretation:  For purposes of this Article IX:

(a)      "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger. Any director or officer of the Corporation serving (i) another corporation, partnership, joint venture, trust, or other enterprise, of which a majority of the equity interests entitled to vote in the election of its directors or the equivalent is controlled by the Corporation, or (i) any employee benefit plan of the Corporation or any entity referred to in the preceding clause (ii), in any capacity shall be deemed to be doing so at the request of the Corporation and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation;

(b)      "Fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(c)      A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in  Section 1(a) and (b) of this Article IX;

(d)      Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

Section 5   Savings Clause:  If this Article IX or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and above expenses with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE X
CORPORATE SEAL

Section 1   The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference, the year of incorporation and the words “Marshall Islands” in the center, or such other appropriate legend as the Board of Directors may from time to time determine.

ARTICLE XI
FISCAL YEAR

Section 1   The fiscal year of GENCO SHIPPING & TRADING LIMITED shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.

ARTICLE XII
AMENDMENTS

Section 1   By the Shareholders:  These By-Laws may be amended, added to, altered or repealed or new By-Laws may be adopted, at any meeting of shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

Section 2   By the Directors:  These By Laws may be amended, added to, altered or repealed, or new By Laws may be adopted, solely at any regular or special meeting of the Board of Directors by the affirmative vote of 66 2/3% of the entire Board.  The phrase “66 2/3% of the entire Board” shall be deemed to refer to 66 2/3% of the number of directors constituting the Board of Directors as set forth in accordance with Article III, without regard to any vacancies, or if the number of Directors constituting 66 2/3% of the entire Board is greater than the number of members of the Board then in office, the unanimous vote of Directors in office.